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                                                                    EXHIBIT 10.2

                          SHARE ACQUISITION AGREEMENT

         THIS SHARE ACQUISITION AGREEMENT (this "Agreement") is made as of August 6, 1998 by and between ROSS Technology, Inc. (the "Seller") and Fujitsu Limited ("Buyer"; and together with the Seller, the "Parties").

                                  WITNESSETH:

         WHEREAS, the Seller is the beneficial owner of all of the issued and outstanding shares of ROSS SEMICONDUCTORS (ISRAEL) LTD., a corporation organized and existing under the laws of Israel ("RIL"); and

         WHEREAS, the Seller is willing to sell to the Buyer, and the Buyer, in reliance upon the representations and warranties of the Seller contained herein, is willing to purchase from the Seller, all of the shares of RIL, on the terms and subject to the conditions hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Seller and the Buyer hereby agree as follows:

ARTICLE 1.       DEFINITIONS

        1.1 Defined Terms. As used in this Agreement, and unless the context otherwise requires:

                 (a) "Additional Share" means one Ordinary Share of RIL to be issued by RIL to the Seller on or prior to the Closing Date in connection with the conversion into equity of all outstanding indebtedness, in the aggregate principal amount of $2,897,000, owed by RIL to the Seller under the 1995 Note.

                 (b) "Audited Financial Statements" means the audited balance sheets of RIL as of March 31, 1997 and 1998 and the audited statements of income of RIL for the years then ended including all notes thereto.

                 (c) "Benefits" means benefits of every description, including, without limitation, salaries, directors' fees, vacation, bonuses, commissions, profit sharing, pension, deferred compensation, under any incentive scheme, automobile, reimbursement of expenses and benefits in kind.

                 (d) "Closing" means the completion of the sale and purchase of the Shares pursuant to Article 2.2 Closing. The purchase and sale of the Shares shall take place at the offices of Morrison & Foerster, 555 West Fifth Street, Suite 3500, Los Angeles, California 90013-1024, at 9:00 a.m. (California time) on the Closing Date or at such other place, time and/or date as the Parties may mutually agree in writing. At the Closing, the Seller shall (1) deliver to the Buyer a certificate or certificates representing the 10,000 Shares currently held by the Seller plus the Additional Share to be issued by RIL to the Seller on or prior to the Closing, and (2) deliver to Mr. Hoshikawa, to be held in trust for the benefit of the Buyer, a certificate representing the 1 Share currently held by Jack Simpson, in each case together with duly executed stock transfer deeds, against delivery by the Buyer to the Seller of the Purchase Price. hereof.

                 (e) "Closing Date" shall be August 10, 1998, or such other date as the Seller and the Buyer may agree upon in writing.

                 (f) "Dollars" or the sign "$" means the lawful currency of the United States of America.



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                 (g)      "Employees" mean the employees of RIL whose names are
         set forth in Exhibit A attached hereto.

                 (h) "Financial Statements" means the Audited Financial Statements and the Unaudited Financial Statements, copies of which are attached hereto as Exhibit B.

                 (i) "Material Adverse Effect" means any change or effect that is reasonably likely to be materially adverse to the business, assets, financial condition or results of operations of RIL or reasonably likely to materially affect the ability of the Seller to consummate the transactions contemplated hereby.

                 (j) "1995 Note" means the Secured Promissory Note, dated _______, 1995, made by RIL in favor of the Seller.

                 (k)      "Purchase Price" means the consideration specified in
         Article 2.1 Sale and Purchase hereof payable by the Buyer to the Seller for the sale by the Seller to the Buyer of the Shares.

                 (l) "RIL Agreements" means, collectively, any material agreement, contract, understanding, arrangement, instrument (including any note, guaranty, indemnity, power of attorney, or purchase or work order), benefit plan or other undertaking, written or oral, to which RIL is a party or by which its properties or assets are bound.

                 (m) "Security Interest" means, with respect to any asset, any lien, pledge, hypothecation, charge, mortgage, security interest or encumbrance of any kind or nature whatsoever in respect of such asset.

                 (n) "Shares" means (i) the 10,001 issued and outstanding Ordinary Shares of RIL and (ii) the Additional Share.

                 (o) "Unaudited Financial Statements" means the unaudited balance sheet of RIL as of June 30, 1998 and the unaudited statement of income of RIL for the one- (1-) month period then ended, including all notes thereto.

ARTICLE 2.       SALE AND PURCHASE OF SHARES

        2.1 Sale and Purchase. Subject to the terms and conditions set forth herein, the Seller agrees to sell to the Buyer and the Buyer agrees to purchase from the Seller the Shares on the Closing Date for the aggregate sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000), in immediately available funds. Such payment shall be made on the Closing Date in Dollars by wire transfer to the bank account designated by the Seller in writing not less than five (5) days prior to the Closing Date.

         2.2 Closing. The purchase and sale of the Shares shall take place at the offices of Morrison & Foerster, 555 West Fifth Street, Suite 3500, Los Angeles, California 90013-1024, at 9:00 a.m. (California time) on the Closing Date or at such other place, time and/or date as the Parties may mutually agree in writing. At the Closing, the Seller shall (1) deliver to the Buyer a certificate or certificates representing the 10,000 Shares currently held by the Seller plus the Additional Share to be issued by RIL to the Seller on or prior to the Closing, and (2) deliver to



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Mr. Hoshikawa, to be held in trust for the benefit of the Buyer, a certificate representing the 1 Share currently held by Jack Simpson, in each case together with duly executed stock transfer deeds, against delivery by the Buyer to the Seller of the Purchase Price.

ARTICLE 3.       REPRESENTATIONS AND WARRANTIES

        3.1 Representations and Warranties of the Seller. The Seller, being aware that the Buyer has agreed to enter into this Agreement in reliance on the representations and warranties contained in this Article 3.1 Representations and Warranties of the Seller, hereby represents and warrants to the Buyer as of the date hereof and the Closing Date, subject to any exceptions set forth in the Statement of Exceptions attached hereto as Exhibit 3.1, as follows:

                 (a)      Organization; Power and Authority.

                      (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to transact the business in which it is presently engaged, to own, lease and operate all of the assets and properties owned, leased or operated by it, to enter into and perform its obligations under this Agreement and will have, at the Closing, all requisite corporate power and authority to sell the Shares and to otherwise perform and comply with all of its obligations arising under this Agreement, except where the failure of such would not have a Material Adverse Effect.

                      (ii) RIL is a corporation duly organized and validly existing under the laws of Israel and has all requisite corporate power and authority to transact the business in which it is presently engaged, to own, lease and operate all of the assets and properties owned, leased or operated by it, and will have, at the Closing, all requisite corporate power and authority to perform and comply with all actions and agreements arising under this Agreement, except where the failure of such would not have a Material Adverse Effect. RIL does not own or lease any property or, to the knowledge of the Seller, engage in any activity in any jurisdiction which might require its qualification to do business as a foreign corporation in any such jurisdiction except where the failure of such would not have a Material Adverse Effect. The Seller has furnished the Buyer or its counsel with true, correct and complete copies (certified by the Secretary or Assistant Secretary of the Seller) of (a) RIL's Memorandum of Association, (b) RIL's Articles of Association, (c) the minute books of RIL (containing records of all meetings and consents in lieu of meetings of its shareholders and the Board of Directors of RIL (and any committees thereof) since the date of its incorporation and
                 (d) the stock transfer books of RIL. A copy of each of the Memorandum of Association and the Articles of Association of RIL is attached hereto as Exhibit 3.1(a)(ii).

                      (iii) The names of the officers and directors of RIL are set forth in attached Exhibit 3.1(a)(iv).



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                      (iv)        All proper and necessary books of account,
                 minute books, registers and records have been maintained by RIL and are in its possession, and each such book, register and record contains materially accurate information relating to all transactions to which RIL has been a party and which should have been recorded therein, except where the failure of such would not have a Material Adverse Effect.

                      (v) All returns, particulars, resolutions and other documents required to be filed with or delivered to the Registrar of Companies in respect of RIL have been properly filed or delivered in a timely manner, except where the failure of such would not have a Material Adverse Effect.

                 (b) Subsidiaries. RIL has no subsidiaries and does not own (of record or beneficially) and has made no commitment to purchase any shares or securities of, or otherwise make any investment in, any other corporation, association, partnership or other entity and is not a participant in any joint venture.

                 (c)      Capitalization.

                      (i) The authorized capital stock of RIL consists of 28,000 Ordinary Shares, of which 10,001 Ordinary Shares are issued and outstanding. All of the outstanding Shares are duly authorized and validly issued, fully paid and non-assessable and the Additional Share, when issued, will be duly authorized and validly issued, fully paid and non-assessable. No other classes of capital stock of RIL are authorized or outstanding.

                      (ii) Except as set forth in attached Exhibit 3.1(c)(ii) and except for the Additional Share, there are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind to purchase or otherwise to receive from or sell to RIL any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of RIL, and there is no security of any kind convertible into such capital stock. Except as provided in this Agreement with respect to the Additional Share, RIL has no obligation or agreement under any contingency whatsoever to issue any equity, debt or other security, or to pay, perform, guaranty, be responsible for, or satisfy in whole or in part any debt, security, obligation or agreement incurred or made by an individual or entity other than RIL. RIL has no obligation under any condition or contingency whatsoever to share its income with anyone, or to make, accrue or set aside any payment or amount measured in any way by any part or all of its sales or income that would have a Material Adverse Effect. RIL is not indebted to any of its employees in any amount other than for accrued but unpaid compensation and benefits.

                      (iii) Subject to compliance with the terms of this Agreement, upon the consummation of the transactions contemplated hereby, the Shares will be freely transferable and free and clear of all Security Interests, other than Security



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                 Interests arising hereunder or under agreements entered into or actions taken by the Buyer, whenever taken.

                 (d) Compliance with Laws. RIL is not in violation of (a) any applicable order, judgment, injunction, award or decree, or (b) any law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable to the business of RIL except for violations which would not have a Material Adverse Effect. RIL has obtained all licenses, permits, orders and approvals of any governmental or regulatory body (collectively, "Permits") that are material to or necessary for the conduct of the business of RIL, except where the failure of such would not have a Material Adverse Effect. All of such Permits are in full force and effect, no violations are or have been recorded in respect of any Permit and no proceeding is pending or, to the best of each of the Seller's knowledge, threatened to revoke or limit any such Permit that would have a Material Adverse Effect. RIL has at all times carried on its business and affairs in all material respects in accordance with its Memorandum of Association and Articles of Association.

                 (e)      Governmental Consents; Validity of Agreement; Binding
         Effect.

                      (i) Except as provided in attached Exhibit 3.1(e)(i), no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any governmental authority on the part of the Seller or RIL is required in connection with the consummation of the transactions contemplated by this Agreement. As of the date hereof, all such filings have been duly made and are in full force and effect, other than those which by their nature are not required to be made prior to the Closing, all of which shall be made within the time required therefor, and other than those which the failure to make would not have a Material Adverse Effect on the sale of the Shares contemplated by this Agreement.

                      (ii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Seller have been duly authorized by all necessary corporate action on the part of each of the Seller and RIL, including any action which may have been required to be taken by the Board of Directors of the Seller or RIL, and this Agreement, when executed, will constitute the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except insofar as the enforcement hereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally from time to time in effect and subject to equitable principles of general application (regardless of whether such enforcement is considered in a proceeding at law or at equity).

                 (f)      No Breach; Consents.

                      (i) Except as provided in attached Exhibit 3.1(f)(i), the execution and delivery of this Agreement does not, and consummation of and compliance with the transactions and agreements contemplated hereby will not, conflict with or



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                 constitute a violation or breach of (a) the Certificate of
                 Incorporation or By-laws of the Seller, (b) the Memorandum of Association or Articles of Association of RIL, (c) any material contract or other instrument to which either the Seller or RIL is a party or by which either the Seller or RIL may be bound or by which the business, assets or properties of RIL may be affected or secured, (d) any order, writ, injunction, award or decree of any court, arbitrator or governmental or regulatory body against or binding upon either the Seller or RIL or upon the securities, properties or business of RIL or (e) any statute, law, rule, permit or regulation of any jurisdiction to which either the Seller or RIL is subject the result of which would have a Material Adverse Effect.

                      (ii) Except as provided in attached Exhibit 3.1(f)(ii), compliance with the terms of this Agreement does not require the consent or agreement of any person who is not a party of this Agreement, will not cause RIL to lose any interest in or the benefit of any material asset, right, license or privilege it presently owns or enjoys, will not result in any indebtedness of RIL becoming due prior to its stated maturity, and will not give rise to or cause to become exercisable any option or similar rights.

                 (g)      Financial Statements.

                      (i) The Audited Financial Statements and the Unaudited Financial Statements are complete and correct and fairly present the financial condition of RIL at the dates, and the results of its operations for the periods, indicated therein, have been prepared in accordance with Israeli generally accepted accounting principles consistently applied, and, except as stated therein, were not affected by any extraordinary, exceptional or non-recurring item.

                          (ii)    Since the date of the Unaudited Financial
                 Statements:

                                  (A)      RIL has not entered into any
                          material transaction which was not in the ordinary course of its business;

                                  (B)      There has been no material adverse
                          change in the business, operations, assets, liabilities, or condition (financial or otherwise) of RIL;

                                  (C)      RIL has not (i) declared, accrued,
                          set aside or paid any dividend or made any other distribution in respect of its shares, (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities or (iii) effected or been a party to any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                                  (D)      RIL has not increased the
                          compensation of any of its officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of its business and except as agreed by Fujitsu;



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                                  (E)      Except in the ordinary course of
                          RIL's business, there has not been any sale, assignment, transfer or license of any of RIL's right, title and interest in, to and under any of its Intellectual Property (as defined below); and

                                  (F)      There has not been any damage,
                          destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of RIL (as presently conducted).

                 (h) Properties and Assets. A list of RIL's material properties and assets is contained in attached Exhibit 3.1 (h) or in the notes to the Financial Statements, RIL has good and marketable title to its assets, including, without limitation, those reflected in the Financial Statements (other than those since disposed of in the ordinary course of business), free and clear of all Security Interests, except for (i) liens for taxes not yet due and payable or being contested in good faith in appropriate proceedings, and (ii) mechanic's, carrier's, worker's or other statutory liens arising or incurred in the ordinary course of business and (iii) Security Interests that are incidental to the conduct of its business or its ownership of property which do not materially detract from the value of the assets affected thereby or materially impair the use thereof by RIL. With respect to the assets that are leased, to the Seller's knowledge, RIL is in compliance with all material provisions of such leases, such leases are valid and binding, and RIL holds leasehold interests in such assets free and clear of all Security Interests, except encumbrances which do not materially detract from the value of the leased assets affected thereby or materially impair the use thereof by RIL.

                 (i)      Taxation.

                      (i) RIL has not received any final audits of its Israeli tax returns.

                      (ii) RIL has timely filed all tax returns and reports required by law. Such returns and reports reflect RIL's good faith calculation of the amount of tax due, and RIL has timely paid all amounts shown as due on such returns and reports and whose due date has passed.

                      (iii) RIL is not engaged in a dispute with any relevant taxation authority in relation to RIL's liability or accountability for taxation, any claim made by it, any relief, deduction or allowance afforded to it, or in relation to the status or character of RIL under or for the purpose of any provision of any legislation relating to taxation. The Seller is not aware of any specific circumstances that it expects to give rise to any dispute with any relevant taxation authority in relation to RIL's liability or accountability for taxation, any claim made by it, any relief, deduction or allowance afforded to it, or in relation to the status of character of RIL under or for the purpose of any provision of any legislation relating to taxation, in each case where any such dispute could have a material adverse effect on the assets or business of RIL.



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                 (j)      Agreements.

                      (i) All the material RIL Agreements are listed in attached Exhibit 3.1 (j)(i). RIL has provided the Buyer with true, correct and complete copies of all of the written RIL Agreements.

                      (ii) All of the RIL Agreements are in full force and effect (except for (A) the Founders' Agreement, dated August 1, 1995 (the "Founders' Agreement"), between the Seller and Yoav Talgam ("Talgam") and (B) the 1995 Note, which will be terminated on or before the Closing Date); and neither the Seller nor RIL has received any notice of any intention to terminate, repudiate or disclaim any RIL Agreement that would have a Material Adverse Effect.

                      (iii) To the Seller's knowledge, neither RIL nor any other party to any of the RIL Agreements is in breach or in default in any material respect of its obligations thereunder. No party to any of the RIL Agreements has provided notice to the Seller or RIL to the effect that RIL has failed to perform any of its obligations thereunder where such failure would have a Material Adverse Effect.

                      (iv)        Neither the Seller nor RIL has an agreement
                 (x) with any person regarding the consolidation or merger of RIL with or into any such or another person, (y) with any person regarding the sale, conveyance or disposition of all or substantially all of the assets of RIL in a transaction or a series of related transactions or (z) regarding any other form of acquisition, liquidation, dissolution or winding up of RIL.

                      (v) RIL has not waived any of its material rights or debts owed to it under any of the RIL Agreements.

                      (vi)        Attached Exhibit (vi)     Attached Exhibit
                 provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of RIL as of June 29, 1998.

                 (k) Capital Expenditures and Commitments. Except as disclosed in Exhibit 3.1(k) attached hereto or the Financial
         Statements:

                      (i) RIL has not undertaken to make any capital commitment, expenditure, or purchase in excess of $25,000.

                      (ii) RIL is not a party to any material hire, hire purchase, credit sale or conditional sale agreement or any contract providing for payment on deferred terms in respect of assets purchased by RIL.

                      (iii) RIL has not given any guarantee, indemnity or security for or otherwise agreed to become directly or continently liable for any obligation of any other person.



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                      (iv)        Except for signature rights granted in the
                 ordinary course of RIL's business, RIL has not authorized any person to bind or commit it to any material obligation.

                      (v) RIL has not applied for or received any grant or allowance.

                      (vi) Litigation. RIL is not involved in any civil, criminal or arbitration proceedings. To the Seller's knowledge, no such proceedings and no claims of any nature are pending or threatened by or against RIL or the directors of RIL in respect whereof RIL is liable to indemnify such director and there are no facts likely to give rise to any such proceedings. In addition, there is no civil, criminal or arbitration proceeding pending against the Seller or, to the Seller's knowledge, threatened by or against the Seller that challenges or may have the effect of preventing, delaying, making illegal or otherwise interfering with the consummation of the transactions contemplated by this Agreement and, to the knowledge of the Seller, there are no facts likely to give rise to any such proceedings.

                 (l)      Employees.

                      (i) A list of the employment agreements with all of the officers, employees (including the Employees) and consultants of RIL is set forth in attached Exhibit 3.1(l)(i), which agreements set forth all Benefits payable or which RIL is bound to provide (whether now or in the future) to each officer, employee and consultant of RIL. True, correct and complete copies of each such agreement have been delivered to the Buyer.

                      (ii) No Employee has been dismissed or has given notice of termination of his or her employment.

                      (iii) The form of contracts delivered to the Buyer are the contracts under which substantially all the officers, employees and consultants of RIL at the date hereof are engaged and include provisions relating to non-disclosure and non-competition.

                      (iv) Except as disclosed in attached Exhibit 3.1(l)(iv), there are no agreements or arrangements for the payment of any pensions, allowances, lump sums or other like benefits on retirement or on death or termination or during periods of sickness or disablement for the benefit of RIL or for the benefit of the dependents of any such person in operation at the date hereof that are payable by or the obligation of RIL.

                      (v) The full amount of RIL's obligation to pay severance to its employees is the subject of an appropriate reservation in the Financial Statements.

                      (vi) There has been no labor dispute involving RIL or its employees and none is pending or, to the Seller's knowledge, threatened.



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                      (vii)       The total amount necessary to fund (a) all of
                 RIL's obligations to its employees (including the Employees) through the Closing Date and (b) all of RIL's obligations to Talgam under the Supplemental Employment and Retention Agreement to be entered into by RIL and Talgam on or prior to the Closing Date (assuming that the Closing Date occurs no later than August 15, 1998) and in form and substance mutually satisfactory to the Buyer and Talgam (the "Employment Agreement") (whether before, on or after the Closing Date) does not exceed $300,000.

                 (m)      Debts and Loan Facilities.

                      (i) Except as disclosed in the Financial Statements and except for the indebtedness owed by RIL to the Seller under the 1995 Note, RIL does not have any overdrafts, loans, guarantees or other financial facilities and there are no debts owing by RIL other than debts which have arisen in the ordinary course of business and which have arisen in the ordinary course of business and which do not, individually or in the aggregate, exceed $50,000.

                      (ii) Except as disclosed in the Financial Statements, there are no debts owed to RIL, nor has RIL lent any money which has not yet been repaid, other than debts which have arisen in the ordinary course of business and which in the aggregate do not exceed $50,000 or debts which are adequately disclosed or reserved on the Financial Statements. The Seller is not aware of any bad or doubtful debts on RIL's books at the date hereof, except as disclosed on an Exhibit hereto or the Financial Statements.

                      (iii) RIL is not in default under any instrument constituting any indebtedness or under any guarantee of any indebtedness.

                 (n)      Intellectual Property.

                      (i) For purposes of this Agreement, "Intellectual Property" means the following items of intangible and tangible property:

                                  (A)      All right, title and interest in
                          letters patent or equivalent rights (including utility patents, design patents and utility model rights) and applications, including any reissue, extension, division, continuations, or continuation-in-part applications throughout the world ("Patents");

                                  (B)      Trademarks, trade names, service
                          marks, designs, logos, trade dress, and trade styles, whether or not registered, and all pending applications for registration of the same, throughout the world ("Trademarks");

                                  (C)      Copyrights, whether or not
                          registered, and all pending applications for registration of the same, throughout the world ("Copyrights");



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                                  (D)      Inventions, research records, trade
                          secrets (whether arising under common law, state law, federal law or the laws of any foreign country), confidential information, product designs, engineering specifications and drawings, technical information, formulae, customer lists, supplier lists, market analyses, databases and other industrial property ("Technical Information"); and

                                  (E)      Computer programs, including,
                          without limitation, computer programs embodied in semiconductor chips ("Firmware") or otherwise embodied, and related flow-charts, programmer notes, updates and data, whether in object or source code form ("Software").

                      (ii) The material Intellectual Property of RIL and all pending patent applications of RIL are as listed in
                 attached Exhibit (n)      Intellectual Property.

                      (iii) RIL either owns or has sufficient rights by license or other grant of permission with respect to all Intellectual Property necessary for its business as now conducted. To the Seller's knowledge, RIL's use of the Intellectual Property in its business as now conducted does not infringe the rights of any third party. To the knowledge of the Seller, there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is RIL bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property.

                      (iv) To the knowledge of the Seller, no Intellectual Property, used or proposed to be used in the business of RIL as currently conducted or contemplated, has infringed or will infringe upon any intellectual property rights of others and the use of such Intellectual Property in the business of RIL, as currently conducted or contemplated, will not constitute an infringement, misappropriation or misuse of any intellectual property rights of any third party. Neither the Seller nor RIL has received any written communication alleging that RIL has violated, or that by conducting its business it would violate, any Intellectual Property.

                      (v) RIL has taken reasonable security measures, including measures against unauthorized disclosure, to protect the secrecy, confidentiality, and value of its trade secrets and other Intellectual Property. No employee, director or shareholder of RIL or employer of any such employee of RIL has any rights with respect to the Intellectual Property used or contemplated to be used by RIL.

                 (o) Full Disclosure. The disclosure of the Seller contained in this Agreement and any Exhibit hereto contains no untrue or misleading statement of any material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, accurate.

                 (p) Finders and Brokers. Neither the Seller nor RIL has entered into any contract, arrangement or understanding with any person, firm or corporation which will result in the obligation of the Buyer to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

         3.2 Representations and Warranties of the Buyer. The Buyer, being aware that the Seller has agreed to enter into this Agreement in reliance on the representations and warranties contained in this Article 3.2, hereby represents and warrants to the Seller as of the date hereof and the Closing Date as follows:

                 (a) Organization and Validity of this Agreement. The Buyer is a corporation duly organized and validly existing under the laws of Japan and has full corporate power and authority to enter into and perform its obligations under this Agreement; has taken all necessary corporate action required to enter into and perform its obligations under this Agreement; and this Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally from time to time in effect and subject to equitable principles of general application (regardless of whether such enforcement is considered in a proceeding at law or at equity). No other action by the Buyer will be necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, except where the failure to take any such action would not have a Material Adverse Effect.

                 (b) Finders and Brokers. The Buyer has not entered into any contract, arrangement or understanding with any person, firm or corporation which will result in the obligation of the Seller to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

                 (c) Adequate Financing. The Buyer has funds sufficient to pay the Purchase Price.

                 (d) Litigation. There is no civil, criminal or arbitration proceeding pending against the Buyer or, to the Buyer's knowledge, threatened by or against the Buyer that challenges or may have the effect of preventing, delaying, making illegal or otherwise interfering with the consummation of the transactions contemplated by this Agreement and, to the knowledge of the Buyer, there are no facts likely to give rise to any such proceedings.

         3.3     NO OTHER WARRANTIES.  EXCEPT AS PROVIDED IN THIS ARTICLE
ARTICLE 3 OR OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, NEITHER PARTY IS MAKING ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY SHALL BE LIABLE FOR

ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFIT OR LOSS OF USE, WITH RESPECT TO ANY CLAIMS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 4.       COVENANTS

        4.1 Covenants of the Seller. The Seller covenants and agrees with the Buyer as follows:

                 (a) Non-Solicitation. For a period of one year from the Closing Date, the Seller shall not directly or indirectly solicit, encourage or take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging, any of the Employees to terminate his or her employment with RIL.

                 (b) Operation of RIL. From the date of this Agreement until the Closing Date, the Seller shall cause RIL to carry on its business in the ordinary course and not to sell or dispose of any of its assets or properties in excess of an aggregate of $25,000 (whether or not in the ordinary course), except with the prior written consent of the Buyer. From the date of this Agreement until the Closing Date, the Seller shall cause RIL to refrain from making any commitments, bids or binding offers, or entering into any contract involving a payment by RIL in excess of an aggregate of $25,000 (whether or not in the ordinary course), except with the prior written consent of the Buyer. Prior to the Closing, no amendments shall be made to RIL's Memorandum of Association and Articles of Association, except with the prior written consent of the Buyer.

                 (c) Investigation by the Buyer. To the extent necessary to permit the Buyer to conduct such investigation as the Buyer deems necessary or advisable to familiarize itself with the business and properties of RIL and its financial and legal condition, the Seller shall permit the Buyer and its authorized representatives to have reasonable access to RIL's premises, books and records, and shall cause RIL's officers promptly to furnish the Buyer or its representatives such financial and operating data and other information, with respect to the business and properties of RIL, as the Buyer may reasonably request.

                 (d) Further Assurances. After the Closing, the Seller, upon the Buyer's reasonable request from time to time, shall take such further actions and execute and deliver such further instruments of conveyance and transfer as may be necessary or desirable to assure, complete and evidence the full and effective conveyance and transfer to the Buyer of the Shares and to effectuate the purposes of this Agreement.

                 (e) Public Announcements. The Seller shall consult with the Buyer regarding the wording and substance of all press releases, announcements or other public statements to be made by the Seller with respect to this Agreement or the transactions contemplated hereby.

                 (f) Loan. Prior to the Closing, (i) the Seller shall make an additional loan to RIL pursuant to the 1995 Note in an amount equal to $450,000, and (ii) the aggregate principal amount of indebtedness owed by RIL to the Seller pursuant to the 1995 Note (including the amount advanced pursuant to the preceding sentence) shall be converted into the Additional Share, any accrued and unpaid interest on the 1995 Note shall be forgiven by the Seller, and the 1995 Note shall be cancelled.

         4.2 Covenants of the Buyer. The Buyer covenants and agrees with the Seller as follows:

                 (a) Offer of Employment to Employees. On or promptly following the Closing, the Buyer agrees to cause (i) the board of directors of RIL to adopt resolutions authorizing (x) the granting of increases by RIL to the base salary of those Employees who are employed by RIL as engineers not exceeding twenty-five percent (25%) of the base salary payable to such Employees prior to July 15, 1998 and (y) the change of the name of RIL to "Fujitsu Microelectronics Israel Ltd." and (ii) RIL to offer to each Employee (other than Talgam) at Closing the opportunity to continue his or her employment with RIL on the terms set forth in the Employment Agreement between RIL and each such Employee (as in effect immediately prior to the Closing and in the form provided by the Seller to the Buyer) subject to (x) in the case of those Employees who are employed by RIL as engineers, the granting of increases, effective as of July 15, 1998, to the base salary not exceeding twenty-five percent (25%) of the base salary payable to each such Employee prior to July 15, 1998, (y) the termination of RIL's General Employee Option Plan and all options thereunder (whether vested or unvested) and (z) the implementation of a long-term incentive plan on terms to be approved by RIL board of directors. The Buyer also agrees to cause RIL to offer to Talgam at Closing the opportunity to continue his employment with RIL on the terms set forth in the Employment Agreement.

                 (b) Operation of RIL. The Buyer hereby confirms that it is its intention to cause RIL to be operated after the Closing substantially in accordance with the terms and conditions of the Memorandum of Understanding attached as Exhibit C.

                 (c) Press Announcements. The Buyer shall consult with the Seller regarding the wording and substance of all press releases, announcements or other public statements to be made by the Buyer with respect to this Agreement or the transactions contemplated hereby.

ARTICLE 5.       CONDITIONS TO THE CLOSING

        5.1 Conditions to the Seller's Obligation. The obligations of the Seller under this Agreement shall be subject to the satisfaction (or written waiver by the Seller) of each of the following conditions prior to Closing:

                 (a) Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and the Closing Date;

                 (b) Performance of Obligations of the Buyer. All obligations of the Buyer to be performed on or prior to Closing shall have been duly performed;

                 (c) Governmental Approvals. All governmental approvals necessary for the performance of this Agreement shall have been obtained, and such approvals shall be in full force and effect as of the Closing Date, except the failure of which would not have a Material Adverse Effect; and

                 (d) No Injunction. There shall not be in effect, as of the Closing Date, any injunction or other order of any court or other tribunal having jurisdiction over the Seller, RIL or the Buyer that prohibits the sale of the Shares to the Buyer or the consummation of any of the transactions contemplated by this Agreement.

         5.2 Conditions to the Buyer's Obligation. The obligations of the Buyer under this Agreement shall be subject to the satisfaction (or written waiver by the Buyer) of each of the following conditions prior to Closing:

                 (a) Representations and Warranties. The representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and the Closing Date;

                 (b) Performance of Obligations of the Seller. All obligations of the Seller to be performed on or prior to Closing shall have been duly performed;

                 (c) Governmental Approvals. All governmental approvals necessary for the performance of this Agreement shall have been obtained, and such approvals shall be in full force and effect as of the Closing Date, except the failure of which would not have a Material Adverse Effect. RIL shall have sent a letter (in form and substance satisfactory to Fujitsu) to the Israeli Investment Center seeking the approval of the Investment Center of the sale of the Shares by the Seller to the Buyer pursuant to this Agreement and confirmation that RIL shall maintain its status, after the Closing, as an "approved enterprise" under the Israeli Law for the Encouragement of Capital Investments, 5719-1989;

                 (d) No Injunction. There shall not be in effect, as of the Closing Date, any injunction or other order of any court or other tribunal having jurisdiction over the Seller, RIL or the Buyer that prohibits the sale of the Shares to the Buyer or the consummation of any of the transactions contemplated by this Agreement;

                 (e) Share Certificates. Certificates representing all of the Shares, together with duly executed stock transfer deeds, shall have been delivered as provided in Section 2.2;

                 (f) Board Resolutions of the Seller. A certified copy of the resolutions of the Board of Directors of each of the Seller and RIL approving the execution and delivery of this Agreement by the Seller and the performance by the Seller and RIL of its respective obligations hereunder shall have been duly delivered to the Buyer;

                 (g) Founders' Agreement and 1995 Note. The Seller and Talgam shall have terminated the Founders' Agreement, all outstanding principal indebtedness owed by RIL to the Seller under the 1995 Note shall have been converted into the Additional Share, all accrued but unpaid interest on the 1995 Note shall have been forgiven by the Seller, and the 1995 Note shall have been cancelled, each in a manner and on terms reasonably satisfactory to the Buyer;

                 (h) Employment Agreement. RIL and Talgam shall have entered into an Employment Agreement;

                 (i) Employment of Employees. The Seller shall have delivered to the Buyer a certificate substantially in the form of either attached Exhibit D-1, D-2 or D-3 executed by each Employee (other than Talgam) confirming his or her continued employment with RIL after the Closing Date on substantially the same terms as currently in effect (except for the availability of options to purchase capital stock of the Seller and, in the case of those Employees who are employed as engineers, the base salary);

                 (j) Consents. All consents and waivers of third parties necessary or appropriate for the consummation of the transactions contemplated by this Agreement shall have been obtained and such consents shall be in full force and effect on the Closing Date, except for those which would not have a Material Adverse Effect;

                 (k) Cash. The Seller shall have made the loan to RIL contemplated by Section 4.1(f) of this Agreement and, as of July 31, 1998 (after giving effect to such loan), RIL shall have cash on hand in an amount equal to at least $500,000 (after paying in full RIL's payroll through that date);

                 (l) Board of Directors. The Buyer shall have received written evidence that each director of RIL other than Talgam has resigned, effective on the Closing Date;

                 (m) Recordation of Share Transfer Deed. All necessary procedures shall have been taken by either RIL and/or the Seller to duly record the Share Transfer Deed, dated March 6, 1998, made by Roger Ross to Jack Simpson (in trust for the Seller) on the books and records of RIL and to duly notify the Israeli Registrar of Companies of such conveyance;

                 (n) Talgam Bonus. If signing of this Agreement occurs on or before August 7, 1998, the Seller shall have paid to Talgam a bonus in the amount of $185,000; and

                 (o) Compliance Certificate. An executive officer of the Seller shall deliver to the Buyer a certificate certifying that each of the conditions in this Article 5 has been fulfilled.

         5.3 Best Efforts. The Parties shall use their best efforts to cause the conditions within their respective control to be satisfied, as soon as possible and no later than the Closing Date. If the foregoing conditions to the Closing are not satisfied in full or waived on or prior to August 15, 1998, this Agreement, except for Articles 4.1(e) and 7.1, shall terminate and be of no further force and effect.

ARTICLE 6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS, INDEMNIFICATION AND TERMINATION

        6.1 Indemnification. The Seller shall indemnify and hold the Buyer and RIL harmless against, and shall reimburse the Buyer and RIL for any loss or damage including, without limitation, attorneys fees reasonably incurred, arising out of any misrepresentation of the Seller under this Agreement, or any misrepresentation in, or omission from, any certificate or other instrument furnished or to be furnished to the Buyer pursuant to this Agreement.

         6.2 Limitation of Liability. The representations and warranties of the Parties in Article 3 shall expire six (6) months after the Closing Date and shall thereafter be of no further force or effect. In addition, the Seller's maximum liability to the Buyer for any breach of its representations and warranties hereunder shall be the Purchase Price. In no event shall the Seller be required to obtain a bond or other assurance of performance as to the contingent liability represented by its obligation under the representations and warranties set forth in Article 3.1.

         6.3 Termination. In the event that a Party (the "defaulting Party") should default in the performance of any of the covenants or obligations to be performed by it hereunder, or any condition to the obligation of a Party (the "non-defaulting Party") to consummate the sale or purchase of the Shares hereunder is not performed or fulfilled to the reasonable satisfaction of the non-defaulting Party, then the non-defaulting Party shall have the right upon service on the defaulting Party of written notice to such effect, to terminate this Agreement on or prior to Closing; provided, however, that, if such default, non-performance or non-fulfillment is reasonably capable of remedy, the defaulting Party shall have the right, during the ten (10) day period after receipt of such written notice, to perform such covenant or obligation or to correct or satisfy the condition precedent necessary to the consummation of this Agreement, in all cases to the reasonable satisfaction of the non-defaulting Party.

ARTICLE 7.       MISCELLANEOUS PROVISIONS

        7.1 Expenses. Each Party will bear its own costs and expenses, including legal fees, in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby.

         7.2 Tax. Any tax, duty, recordation expense or other charge imposed in connection with the sale of the Shares, the conversion into equity of the outstanding indebtedness owed by RIL to the Seller under the 1995 Note or otherwise under or in connection with this Agreement, including, without limitation, any stamp tax, shall be borne and paid by the Seller.

         7.3 Assignment. Neither Party hereto may assign any right or obligation hereunder to any third party without the prior written consent of the other Party.

         7.4 Notice. All notices required or permitted under this Agreement will be in writing, will reference this Agreement and will be deemed given: (a) when delivered personally; (b) when sent by confirmed facsimile;
(c) ten (10) days after having been sent by registered or certified air mail, return receipt requested, postage prepaid; or (d) the third business day after deposit with a commercial overnight carrier specifying next-day delivery, with written verification of receipt. All communications will be sent to the address set forth below (or to such other address as may be designated by a Party by giving written notice to the other Party pursuant to this Article 7.4):

         If to the Seller:

         ROSS Technology, Inc.
         5316 Highway 290W, Suite 500,
         Austin, Texas   78735-8930
         U.S.A.
         Facsimile:  (512) 892-3402
         Attention:       President

         If to the Buyer:

         Fujitsu Limited
         1-1 Kamikodanaka 4-chome,
         Nakahara-ku, Kawasaki-shi,
         Kanagawa-ken, 211-88
         Japan
         Facsimile:  (044) 754-3786
         Attention:       Mr. Hirohiko Kondo

         7.5 Entire Agreement and Modification. This Agreement and the Exhibits attached hereto constitute the entire agreement of the Parties, and supersede any and all prior negotiations, correspondence, understandings and agreements between the Parties, respecting the subject matter hereof. This Agreement may only be amended, modified or supplemented by a written instrument signed by both Parties.

         7.6 No Implied Waivers. No purported waiver by either Party of any default by the other Party of any term or provision contained herein shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by the waiving party. No such waiver shall in any event be deemed a waiver of any subsequent default under the same or any other term or provision contained herein.

         7.7 Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the Parties.

         7.8 Arbitration. Any dispute, controversy or claim arising our of or relating to this Agreement or the subject matter hereof, or the interpretation, enforceability, validity, performance, breach or termination hereof or thereof, including, without limitation, this arbitration clause, shall be solely and finally settled by arbitration in Los Angeles, California in accordance with the commercial arbitration rules of the American Arbitration Association, as modified by the provisions of this Article 7.8. Each Party waives any rights to bring any such dispute, controversy or claim in any other forum or proceeding, including, without limitation, the

International Trade Commission of the United States or any other administrative or judicial forum. The arbitration shall be conducted in accordance with such rules by three arbitrators selected by the Parties (if the Parties are able to agree within thirty (30) days) and otherwise selected in accordance with such rules. Each of the arbitrators appointed shall have at least five (5) years' experience in the field that is the principal subject matter of the dispute. After soliciting the views of the Parties, the arbitrators shall order such discovery as they may deem reasonable for a full and fair understanding of the facts and issues raised in the arbitration. The arbitration, including the proceeding, pleadings and evidence in connection therewith, shall be maintained as confidential. An award rendered in connection with the arbitration shall be final and binding on the Parties, and any judgment upon such an award may be entered in any court of competent jurisdiction. The award shall be in writing and shall provide written reasons in detail or the award unless the Parties agree otherwise. The award shall also provide for the fees and expenses of the arbitrators and for the reasonable attorneys' fees and expenses of the prevailing Party, as determined by the arbitrators, all to be borne by the non-prevailing Party.

         7.9 No Third Party Benefits. Nothing in this Agreement shall be construed to confer on any person or entity not a party hereto any right, remedy or claim hereunder.

         7.10 Interpretation. The headings appearing in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement. References to Articles and Exhibits are, unless otherwise stated, references to Articles of and Exhibits to this Agreement, and references to this Agreement are references to this Agreement including the Exhibits.

         7.11 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original instrument but all of which, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

ROSS TECHNOLOGY, INC.                 FUJITSU LIMITED



By: /s/ JACK W. SIMPSON               By: /s/ YOSHIRO YOSHIOKA
   ---------------------------           --------------------------
Name: Jack W. Simpson                 Name: Yoshiro Yoshioka
Title: President and                  Title: Senior Vice President
       Chief Executive Officer


                                      21